                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1996 (except with respect to Note 14, as to which the date is January 24, 1996), included in The New Iberia Bancorp, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                                   /S/ Arthur Andersen LLP
                                                   ----------------------------
                                                   ARTHUR ANDERSEN, LLP

New Orleans, Louisiana
October 18, 1996





                                      -25-